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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Northrop Grumman Systems Corporation, formerly Northrop Grumman Corporation ("Northrop Systems"), Northrop Grumman Corporation, formerly NNG, Inc., and Litton Industries, Inc. on Form S-4 of our report dated January 24, 2001, except for the subsequent events footnote, as to which the date is March 1, 2001, appearing in the Annual Report on Form 10K/A of Northrop Systems for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Los Angeles, California

May 22, 2001

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